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                                                                   EXHIBIT 10.52


                                      ISDA
                                      ----(R)
                  International Swap Dealers Association, Inc.

                                 INTEREST RATE
                                      AND
                          CURRENCY EXCHANGE AGREEMENT

                                    April 1, 1993
                 Dated as of
                            -----------------------------

      CAMDEN COGEN L.P.                      GENERAL ELECTRIC CAPITAL
        (Party A)              and            CORPORATION (Party B)
  ---------------------------      ------------------------------------------

have entered and/or anticipate entering into one or more transactions (each a "Swap Transaction"). The parties agree that each Swap Transaction will be governed by the terms and conditions set forth in this document (which includes the schedule (the "Schedule")) and in the documents (each a "Confirmation") exchanged between the parties confirming such Swap Transactions. Each Confirmation constitutes a supplement to and forms part of this document and will be read and construed as one with this document, so that this document and all the Confirmations constitute a single agreement between the parties (collectively referred to as this "Agreement"). The parties acknowledge that all Swap Transactions are entered into in reliance on the fact that this document and all Confirmations will form a single agreement between the parties, it being understood that the parties would not otherwise enter into any Swap Transactions.

Accordingly, the parties agree as follows:-

1.   INTERPRETATION

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of any Confirmation and this document, such Confirmation will prevail for the purpose of the relevant Swap Transaction.

2.   PAYMENTS

(a)  Obligations and Conditions.

     (i) Each party will make each payment specified in each Confirmation as being payable by it.

     (ii) Payments under this Agreement will be made not later than the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.

     (iii) Each obligation of each party to pay any amount due under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing and (2) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account by giving notice to the other party at least five days prior to the due date for payment for which such change applies.




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(c)  Netting. If on any date amounts would otherwise be payable:-

     (i)  in the same currency; and

     (ii) in respect of the same Swap Transaction.

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

If the parties specify "Net Payments - Corresponding Payment Dates" in a Confirmation or otherwise in this Agreement, sub-paragraph (ii) above will cease to apply to all Swap Transactions with effect from the date so specified (so that a net amount will be determined in respect of all amounts due on the same date in the same currency, regardless of whether such amounts are payable in respect of the same Swap Transaction); provided that, in such case, this Section 2(c) will apply separately to each Office through which a party makes and receives payments as set forth in Section 10.

(d)  Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

         (1) promptly notify the other party ("Y") of such requirement;

         (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this
         Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

         (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

         (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifinable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

             (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i) or 4(d); or

             (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for a Change in Tax Law.

    (ii) Liability. If:-

         (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

         (2) X does not so deduct or withhold; and

         (3) a liability resulting from such Tax is assessed directly against X,

    then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i) or (d)).

(e) Default Interest. A party that defaults in the payment of any amount due will, to the extent permitted by law, be required to pay interest (before as well as after judgment) on such amount to the other party on demand in the same currency as the overdue amount, for the period from (and including)

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the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

3.  REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Swap Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute and deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that purports to draw into question, or is likely to affect, the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in paragraph 2 of Part 3 of the Schedule is, as of the date of the information true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in Part 2 of the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representation. Each representation specified in Part 2 of the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.  AGREEMENTS

Each party agrees with the other that, so long as it has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-
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(a) Furnish Specified Information. It will deliver to the other party:-

    (i) any forms, documents or certificates relating to taxation specified in
    Part 3 of the Schedule or any Confirmation and

    (ii) any other documents specified in Part 3 of the Schedule or any Confirmation, by the date specified in Part 3 of the Schedule or such Confirmation or, if none is specified, as soon as practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. It will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.  EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Specified Entity of such party, of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

    (i) Failure to Pay. Failure by the party to pay, when due any amount required to be paid by it under this Agreement if such failure is not remedied on or before the third Business Day after notice of such failure to pay is given to the party;

    (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to pay any amount required to be paid by it under this Agreement or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

    (iii) Credit Support Default.

          (1) Failure by the party or any applicable Specified Entity to comply with or perform any agreement or obligation to be complied with or performed by the party or such Specified Entity in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document, or the ceasing of such Credit Support Document to be in full force and effect, prior to the final Scheduled Payment Date of each Swap Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Specified Entity repudiates, or challenges the validity of, such Credit Support Document.

    (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f) made or repeated or deemed to have been made or repeated by the party or any applicable Specified Entity in this Agreement or any Credit Support Document relating to this Agreement proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated.

    (v) Default under Specified Swaps. The occurrence of an event of default in respect of the party or any applicable Specified Entity under a Specified Swap which, following the giving of any
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    applicable notice or the lapse of any applicable grace period has resulted in the designation or occurrence of an early termination date in respect of such Specified Swap:

    (vi) CROSS DEFAULT. If "Cross Default" is specified in Part 1 of the Schedule as applying to the party; (1) the occurrence or existence of an event or condition in respect of such party or any applicable Specified Entity, under one or more agreements or instruments, relating to Specified Indebtedness of such party or any such Specified Entity in an aggregate amount of not less than the Threshold Amount as specified in Part 1 of the Schedule which has resulted in such Specified Indebtedness becoming or becoming capable at such time of being declared due and payable under such agreements or instruments before it would otherwise have been due and payable or (2) the failure by such party or any such Specified Entity to make one or more payments at maturity in an aggregate amount of not less than the Threshold Amount under such agreements or instruments (after giving effect to any applicable grace period).

    (vii) BANKRUPTCY. The party or any applicable Specified Entity:-

          (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors rights or a petition is presented for the winding-up or liquidation of the party or any such Specified Entity and in the case of any such proceeding or petition instituted or presented against it such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the party of such Specified Entity or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets regardless of how brief such appointment may be or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing; (7) any event occurs with respect to the party or any such Specified Entity which under the applicable laws of any jurisdiction has an analogous effect to any of the events specified in clauses (1) to (6) (inclusive) or; (8) takes any action in furtherance of or indicating its consent to approval of or acquiescence in any of the foregoing acts;

    other than in the case of clause (1) or (5) or to the extent it relates to those clauses, clause (8), for the purpose of a consolidation amalgamation or merger which would not constitute an event described in (viii) below: or

    (viii) MERGER WITHOUT ASSUMPTION. The party consolidates or amalgamates with or merges into, or transfers all or substantially all its assets to another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement: or

          (2) the benefits of any Credit Support Document relating to this Agreement fail to extend (without the consent to the other party) to the performance by such resulting surviving or transferee of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below, a Tax Event Upon Merger if the event is specified in (iii) below or a Credit Event Upon Merger if the event is specified in (iv) below:-

    (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which such Swap Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b) for such party (which will be the Affected Party):-
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         (1) to perform any absolute or contingent obligation to make a payment or to receive a payment in respect of such Swap Transaction or to comply with any other material provision of this Agreement relating to such Swap Transaction; or

         (2) to perform or for any applicable Specified Entity to perform, any contingent or other obligation which the party (or such Specified Entity) has under any Credit Support Document relating to such Swap
         Transaction:

    (ii) TAX EVENT.

         (1) The party (which will be the Affected Party) will be required on the next succeeding Scheduled Payment Date to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2 (e)) as a result of a Change in Tax Law; or

         (2) there is a substantial likelihood that the party (which will be the Affected Party will be required on the next succeeding Scheduled Payment Date to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) except in respect of interest under Section 2(e)) and such substantial likelihood results from an action taken by a taxing authority, or brought in a court of competent jurisdiction, or after the date on which such Swap Transaction was entered into (regardless of whether such action was taken or brought with respect to a party to this Agreement):

    (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount in either case as a result of a party consolidating or amalgamating with or merging into or transferring all or substantially all its assets to another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii); or

    (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in
    Part 1 of the Schedule as applying to the party, such party ("X") consolidates or amalgamates with or merges into or transfers all or substantially all its assets to another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity (which will be the Affected Party) is materially weaker than that of X immediately prior to such action.

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality it will be treated as an Illegality and will not constitute an Event of Default.

6.  EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party may, by not more than 20 days notice to the defaulting party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Swap Transactions. However, an Early Termination Date will be deemed to have occurred in respect of all Swap Transactions immediately upon the occurrence of any Event of Default specified in Section 5(a)(vii) (1), (2), (3), (5), (6), (7) or (8) and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence of any Event of Default specified in
Section 5(a)(vii)(4).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

    (i) Notice. Upon the occurrence of a Termination Event, an Affected Party will, promptly upon becoming aware of the same, notify the other party thereof, specifying the nature of such Termination Event and the Affected Transactions relating thereto. The Affected Party will also give such other information to the other party with regard to such Termination Event as the other party may reasonably require.

    (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
    Section 5(b)(i)( 1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will as a condition to its right to designate an Early Termination Date under Section 6(b)(iv) use all reasonable efforts (which
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    will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under
    Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its offices, branches or Affiliates so that such Termination Event ceases to exist.

    If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, where-upon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

    Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter swap transactions on the terms proposed.

    (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action that would cause such Termination Event to cease to exist.

    (iv) RIGHT TO TERMINATE. If:-

         (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

         (2) an Illegality under Section 5(b)(i)(2) or a Credit Event Upon Merger occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party.

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event, or the party which is not the Affected Party in the case of a Credit Event Upon Merger may by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(C) EFFECT OF DESIGNATION.

    (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated whether or not the relevant Event of Default or Termination Event is continuing on the relevant Early Termination Date.

    (ii) Upon the effectiveness of notice designating an Early Termination Date (or the deemed occurrence of an Early Termination Date), the obligations of the parties to make any further payments under Section 2(a)(i) in respect of the Terminated Transactions will terminate. but without prejudice to the other provisions of this Agreement.

(d) CALCULATIONS.

    (i) STATEMENT. Following the occurrence of an Early Termination Date, each party will make the calculations (including calculation of applicable interest rates) on its part contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations) and (2) giving details of the relevant account to which any payment due to it under Section 6(e) is to be made. In the absence of written confirmation of a quotation obtained in determining a Market Quotation from the source providing such quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

    (ii) DUE DATE. The amount calculated as being payable under Section 6(e) will be due on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or deemed to occur as a result of an Event of Default) and not later than the day which is two Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon in the Termination Currency from (and including) the relevant Early Termination Date to (but excluding) the relevant due date, calculated as follows:-

         (1) if notice is given designating an Early Termination Date or if an Early Termination Date is deemed to occur in either case as a result of an Event of Default, at the Default Rate; or
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         (2) if notice is given designating an Early Termination Date as a result of a Termination Event, at the Default Rate minus 1% per annum.

    Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION.

    (i) DEFAULTING PARTY OR ONE AFFECTED PARTY. If notice is given designating an Early Termination Date or if an Early Termination Date is deemed to occur and there is a Defaulting Party or only one Affected Party, the other party will determine the Settlement Amount in respect of the Terminated Transactions and:-

        (1) if there is a Defaulting Party, the Defaulting Party will pay to the other party the excess, if a positive number, of (A) the sum of such Settlement Amount and the Termination Currency Equivalent of the Unpaid Amounts owing to the other party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party; and

        (2) if there is an Affected Party, the payment to be made will be equal to (A) the sum of such Settlement Amount and the Termination Currency Equivalent of the Unpaid Amounts owing to the party determining the Settlement Amount ("X") less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the party not determining the Settlement Amount ("Y").

    (ii) TWO AFFECTED PARTIES. If notice is given of an Early Termination Date and there are two Affected Parties, each party will determine a Settlement Amount in respect of the Terminated Transactions and the payment to be made will be equal to (1) the sum of (A) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to Y.

    (iii) PARTY OWING. If the amount calculated under Section 6(e)(i)2) or (ii) is a positive number, Y will pay such amount to X, if such amount is a negative number, X will pay the absolute value of such amount to Y.

    (iv) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date is deemed to occur, the amount determined under Section 6(c)(i) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

    (v) PRE-ESTIMATE OF LOSS. The parties agree that the amounts recoverable under this Section 6(e) are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.  TRANSFER

Subject to Section 6(b) and to any exception provided in the Schedule, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by either party without the prior written consent of the other party (other than pursuant to a consolidation or amalgamation with or merger into or transfer of all or substantially all its assets to, another entity) and any purported transfer without such consent will be void.

8.  CONTRACTUAL CURRENCY

(a) PAYMENT IS THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amount, due in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency due in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgement or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement; (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgement or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgement or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgement or order for the purposes of such judgement or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgement or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(C) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums due in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.  MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the panics with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties or confirmed by an exchange of telexes.

(c) SURVIVAL OF OBLIGATIONS. Except as provided in Section 6(c)(ii), the obligations of the parties under this agreement will survive the termination of any Swap Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

    (i) This Agreement may be executed in counterparts, each of which will be deemed an original.

    (ii) A Confirmation maybe executed in counterparts or be created by an exchange of telexes, which in either case will be sufficient for all purposes to evidence a binding supplement to this Agreement. Any such counterpart or telex will specify that it constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and arc not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. MULTIBRANCH PARTIES

If a party is specified as a Multibranch Party in Part 4 of the Schedule, such Multibranch Party may make and receive payments under any Swap Transaction through any of its branches or offices listed in the Schedule (each an "Office"). The Office through which it so makes and receives payments for the purpose of any Swap Transaction will be specified in the relevant Confirmation and any change of Office for such purpose requires the prior written consent of the other party. Each Multibranch Party, represents to the other party that, notwithstanding the place of payment, the obligation of each Office are for all purposes under this Agreement the obligations of such Multibranch Party. This representation will be deemed to be repeated by such Multibranch Party on each date on which a Swap Transaction is entered into.

11. EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or by reason of the early, termination of any Swap Transaction, including, but not limited to, costs of collection.

12. NOTICES

(a) EFFECTIVENESS. Any notice or communication in respect of this Agreement will be sufficiency given to a party if in writing and delivered in person, sent by certified or registered mail (airmail, if overseas) or the equivalent (with return receipt requested) or by overnight courier or given by telex (with answerback received) at the address or telex number specified in Part 4 of the Schedule. A notice or communication will be effective:-

    (i) if delivered by hand or sent by overnight courier, on the day it is delivered (or if that day is not a day on which commercial banks are open for business in the city specified in the address for notice provided by the recipient (a "Local Banking Day"), or if delivered after the close of business on a Local Banking Day, on the first following day that is a Local Banking Day;

    (ii) if sent by telex, on the day the recipient's answerback is received (or if that day is not a Local Banking Day, or if after the close of business on a Local Banking Day on the first following day that is a Local Banking Day); or

    (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), three Local Banking Days after despatch if the recipient's address for notice is in the same country as the place of despatch and otherwise seven Local Banking Days after despatch.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address or telex number at which notices or communications are to be given to it.

13. GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in Part 4 of the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

    (i) submits to the jurisdiction of the English courts if this Agreement is expressed to be governed by english law, or to, the non-exclusive jurisdiction of the courts of the State of New york and the united states District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

    (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 10) of the Civil Jurisdiction and Judgements Act 1982 or any modification extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in Part 4 of the Schedule to receive, for it and an its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any, judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

As used in this Agreement:-

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Swap Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Swap Transactions.

"AFFILIATE" means, subject to Part 4 of the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity under common control with the person. For this purpose, control of any entity or person means ownership of a majority of the voting power of the entity or person.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"BUSINESS DAY" means (a) in relation to any payment due under Section 2(a)(i), a day on which commercial banks and foreign exchange markets are open for business in the place(s) specified in the relevant Confirmation and (b) in relation to any other payment, a day on which commercial banks and foreign exchange markets are open for business in the place where the relevant account is located and, if different, in the principal financial center of the currency of such payment.

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Swap Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument which is specified as such in this Agreement.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the  meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date specified as such in a notice given under Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a).

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized present or engaged in a trade or business in such jurisdiction or having or having had a permanent establishment or fixed place of business in such jurisdiction but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters. by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"LOSS" means, with respect to a Terminated Transaction and a party, an amount equal to the total amount (expressed as a positive amount) required as determined as of the relevant Early Termination Date (or, if an Early Termination Date is deemed to occur, as of a time as soon thereafter as practicable) by the party in good faith, to compensate it, for any issues and costs, including loss of bargain and costs (including loss of bargain and costs of funding but excluding legal fees and other out-of-pocket expenses) that it may incur as a result of the early termination of the obligations of the parties in respect of such Terminated Transaction. If a party determines that it would gain or benefit from such early termination, such party's Loss will be an amount (expressed as a negative amount) equal to the amount of the gain or benefit as determined by such party.

"MARKET QUOTATION" means, with respect to a Terminated Transaction and a party to such Terminated Transaction making the determination an amount (which may be negative) determined on the basis of quotations from Reference Market-makers for the amount that would be or would have been payable on the relevant Early Termination Date either by the party to the Terminated Transaction making the determination (to be expressed as a positive amount) or to such party (to be expressed as a negative amount) in consideration of an agreement between such party and the quoting Reference Market-maker and subject to such documentation as they may in good faith agree with the relevant Early Termination Date as the date of commencement of such agreement (or if later the date specified as the effective date of such Terminated Transaction in the relevant Confirmation) that would have the effect of preserving for such party the economic equivalent of the payment obligations of the parties under Section 2(a)(i) in respect of such Terminated Transaction that would. but for the occurrence of the relevant Early Termination Date fall due after such Early Termination Date (excluding any Unpaid Amounts in respect of such Terminated Transaction but including, without limitation, any amounts that would but for the occurrence of the relevant Early Termination Date have been payable (assuming each applicable condition precedent had been satisfied) after such Early Termination Date by reference to any period in which such Early Termination Date occurs). The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent practicable as of the same time (without regard to different time zones) on the relevant Early Termination Date (or, if an Early Termination Date is deemed to occur as of a time as soon thereafter as practicable). The time as of which such quotations are to be obtained will. if only one party is obliged to make a determination under Section 6(e), be-selected in good faith by that party and otherwise will be agreed by the parties. If more than three such quotations are provided. the Market Quotation will be the arithmetic mean of the Termination Currency Equivalent of the quotations. without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided. the Market Quotation will be the quotation remaining after disregarding the quotations having the highest and lowest values. If fewer than three quotations are provided. it will be deemed that the market quotation in respect of such terminated transaction cannot be determined.

"OFFICE" has the meaning specified in Section 10.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant swap market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and N to the extent practicable. from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means. with respect to a party, the jurisdictions (a) in which the party is incorporated, organized. managed and controlled or considered to have its seat, (b) where a branch or office through which the party is acting for purposes of this agreement is located (c) in which the party executes this Agreement and (d) in relation to any payment. from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment is due under Section 2(a)(i) with respect to a Swap Transaction.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction for which a Market Quotation is determined; and

(b) for each Terminated Transaction for which a Market Quotation is not, or cannot be, determined the Termination Currency Equivalent of such party's Loss (whether positive or negative);

provided that if the parties agree that an amount may be payable under Section 6(e) to a Defaulting, Party by the other party, no account shall be taken of a Settlement Amount expressed as a negative number.

"SPECIFIED ENTITY" has the meaning specified in Part I of the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to Part I of the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED SWAP" means, subject to Part I of the Schedule, any rate swap or currency exchange transaction now existing or hereafter entered into between one party to this Agreement (or any applicable Specified Entity) and the other party to this Agreement (or any applicable Specified Entity).

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means (a) with respect to any Early Termination Date occurring as a result of a Termination Event, all Affected Transactions and (b) with respect to any Early Termination Date occurring as a result of an Event of Default, all Swap Transactions, which in either case are in effect as of the time immediately preceding the effectiveness of the notice designating such Early Termination Date (or, in the case of an Event of Default specified in Section 5(a)(vii), in effect as of the time immediately preceding such Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in Part 1 of the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date With the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11.00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value the relevant Early Termination Date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by the party and otherwise will be agreed by the parties,

"TERMINATION EVENT" means an Illegality, a Tax Event, a Tax Event Upon Merger or a Credit Event Upon Merger.

"UNPAID AMOUNTS" owing to any party means, with respect to any Early Termination Date, the aggregate of the amounts that became due and payable (or that would have become due and payable but for Section 2(a)(iii) or the designation or occurrence of such Early Termination Date) to such party under Section 2(a)(i) in respect of all Terminated Transactions by reference to all periods ended on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, together with (to the extent permitted under applicable law and in lieu of any interest calculated under Section 2(e)) interest thereon, in the currency of such amounts, from (and including) the date such amounts became due and payable or would have become due and payable to (but excluding) such Early Termination Date, calculated as follows:-

(a) in the case of notice of an Early Termination Date given as a result of an Event of Default:-

    (i) interest on such amounts due and payable by a Defaulting Party will be calculated at the Default Rate, and

    (ii) interest on such amounts due and payable by the other party will be calculated at a rate per annum equal to the cost to such other party (as certified by it) if it were to fund such amounts (without proof or evidence of any actual cost), and

(b) in the case of notice of an Early Termination Date given as a result of a Termination Event, interest on such amounts due and payable by either party will be calculated at a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party and regardless of whether due and payable by such party) if it were to fund or of funding such amounts.

Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

IN WITNESS WHEREOF the parties have executed this document as of the date specified on the first page of this document.


      CAMDEN COGEN L.P.                   GENERAL ELECTRIC CAPITAL CORPORATION
------------------------------            ------------------------------------
       (Name of party)                               (Name of party)

By: Cogen Technologies Camden
    G.P. Limited Partnership,
    as its sole general partner

By: Cogen Technologies Camden,            By: /s/ Bruce Bennett
    Inc., as its Sole general                ----------------------------------
    partner
                                          Name: Bruce Bennett
    By: /s/ [Signature appears here]
       ------------------------------     Title: Associate General Counsel,
                                                 Treasury Operations and
    Title:  Vice President                       Assistant Secretary
          ---------------------------

                                   SCHEDULE

                                    TO THE

                 INTEREST RATE AND CURRENCY EXCHANGE AGREEMENT

                           DATED AS OF APRIL 1, 1993

                          BETWEEN CAMDEN COGEN L.P.,
                  A DELAWARE LIMITED PARTNERSHIP ("PARTY A")

                                      AND

               GENERAL ELECTRIC CAPITAL CORPORATION ("PARTY B")



                                    PART 1

                            TERMINATION PROVISIONS

In this Agreement -

(1) "SPECIFIED ENTITY" means in relation to Party A and Party B for the purpose of Sections 5(a)(iii), (iv), (v), (vi) and (vii) and Section 5(b)(i): Not applicable

(2) "SPECIFIED SWAP" will have the meaning specified in Section 14 unless another meaning is specified here:

          "SPECIFIED SWAP" means, any rate swap or currency exchange transaction (other than this Agreement and any Swap Transaction entered into pursuant to this Agreement), any rate cap agreement, any rate collar agreement any rate floor agreement any forward rate agreement or any forward foreign exchange agreement, or any option with respect to any such transactions, however designated, now existing or hereafter entered into, to which both Party A and Party B are a party.

(3)  Sections 5(a)(i) and (ii) are amended in their entirety as follows:

          (i) "FAILURE TO PAY" means failure by the party to pay, when due, any amount required to be paid by it under this Agreement if such failure is not remedied on or before the fifth Business Day after notice of such failure to pay is given to the party.

          (ii) "BREACH OF AGREEMENT" means; failure by the party to comply with or perform any agreement or obligation (other than obligation to pay any amount required to be paid by it under this Agreement or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i) or 4(d) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party; provided, however, that if such failure is susceptible to cure, such 30 day period shall be "tended for such additional period of time (not to exceed 60 days) during which such party shall be diligently using its best efforts to cure such default.

(4) The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will not apply to Part A or Party B.

(5) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to Party B but will apply to Party A. For such purpose, Section 5(a)(vi) is amended by deleting subclauses (1) and (2) in their entirety and replacing them with the following:

          The acceleration of any "Obligations" as defined in the Amendment and Restatement dated as of April 1, 1993 of the Construction and Term Loan Agreement dated as of February 4, 1992 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among Party A, General Electric Capital Corporation, as Agent, General Electrical Capital Corporation, as Senior Tranche Agent, General Electrical Capital Corporation, as Junior Tranche Agent and the financial institutions parties thereto from time to time as lenders (collectively, the "Lenders") pursuant to the occurrence and during the continuance of an "Event of Default" (as defined in the Loan Agreement).

(6) Sections 5(a)(vii) and (viii) are amended by deleting the words "The party" appearing therein and substituting in lieu thereof, "Party B".

(7)  "TERMINATION CURRENCY" means United States Dollars.

(8) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv): will not apply to Party A will not apply to Party B

(9)  Title "TAX EVENT" provisions of Section 5(b)(ii):
     will not apply to Party A
     will not apply to Party B


     The "TAX EVENT UPON MERGER" provisions of Section 5(b)(iii):
     will not apply to Party A
     will not apply to Party B

(10) Section 6(a) is amended in its entirely as follows:

     (a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party may, by not more than 20 days notice to the Defaulting

     Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Swap Transactions. However, an Early Termination Date will be deemed to have occurred in respect of all Swap Transactions immediately upon the occurrence of, with respect to Party B, any Event of Default specified in Section 5(a)(vii)(1), (2), (3), (5), (6), (7) or (8),
     or with respect to Party A, any "Event of Default" regarding Party A specified in paragraph (f) or paragraph (g) of Section 9 of the Loan Agreement (as defined in the ISDA Schedule), and with respect to Party B, as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence of any Event of Default specified in Section 5(a)(vii)(4), or with respect to Party A, the relevant proceeding or the presentation of the relevant petition upon the occurrence of any "Event of Default" specified in the corresponding subparagraphs of paragraph (f) or paragraph (g) of Section 9 of the Loan Agreement.


                                    PART 2

                              TAX REPRESENTATIONS

                         No representations will apply


                                    PART 3

                           DOCUMENTS TO BE DELIVERED


For the purpose of Section 4(a):

(1)  Tax forms, documents or certificates to be delivered are: Not applicable

(2)  Other documents to be delivered are:

                                               DATE BY         COVERED BY
PARTY REQUIRED          FORM/DOCUMENT/         WHICH TO         (S)(3)(D)
  TO DELIVER             CERTIFICATE         BE DELIVERED     REPRESENTATION
--------------          --------------       ------------     --------------
Party A & B         Financial Information     See Part 5           Yes
                    described in Part 5(l)

Party A & B         Evidence of execution     See Part 5           Yes
                    and delivery as
                    described in Part 5(2)

Party A             Opinion of Counsel in     At execution         No
                    form and substance        or promptly
                    satisfactory to Party B   following

                                    PART 4

                                 MISCELLANEOUS

     (1) GOVERNING LAW. This Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (2)  PROCESS AGENT. For the purpose of Section 13(c):

          Party A appoints as its Process Agent: CT Corporation System.

          Party B appoints as its Process Agent: Not applicable

     (3) "AFFILIATE" will have the meaning specified in Section 14; provided, however, P shall not be deemed an Affiliate of Party B.

     (4)  MULTIBRANCH PARTY. For the purpose of Section 10:

          Party A is not a Multibranch Party.

          Party B is not a Multibranch Party.

     (5)  For the purpose of Section 12(a):

          Address for notices or communications to Party A:

          Address:    Camden Cogen L.P.
                      c/o Cogen Technologies
                      1600 Smith Street
                      Suite 5000, 50th Floor
                      Houston, Texas 77002
          Attention:  Lawrence D. Thomas
          Facsimile:  (713) 951-7747

          with copies to:  General Electric Capital Corporation
                           1600 Summer Street
                           Stamford, Connecticut 06927-1560

          Attention:       V.P. Energy Project Operations, Transportation and
                           Industrial Financing Division,
                           with a copy to Kathleen Yoh, Assistant Treasurer

          Telecopy:        (203) 357-4329

Address for notices or communications to Party B:

Address:    General Electric Capital Corporation
            260 Longridge Road
            Stamford, Connecticut 06927

Attention:  Kathleen Yoh, Assistant Treasurer

Telex No.:  211440

Answerback: GECCSUR

Facsimile:  (203) 357-4975

(6) CREDIT SUPPORT DOCUMENT: Each of the documents identified on Annex A hereto shall be a Credit Support Document to the extent it relates to or secures any Swap Transaction. Details of any Credit Support Document:

     Party A: At the execution of the Swap Agreement, Party A shall deliver to Party B duly executed copies of each of the Credit Support Documents identified on Annex A hereto and not previously delivered to Party B.

     Party B:  None

(7) NETTING OF PAYMENTS. If indicated here, "Net Payments--Corresponding Payment Dates" will apply for the purpose of Section 2(c) with effect from the date of this Agreement: Yes

(8) Confirmation by Telecopier. Section 9(b) of the Agreement is modified by adding "(which shall include communications by telecopy)" after the word "parties". Section 9(e)(i) of the Agreement is modified by adding "(which counterparts may be in telecopy form)" after the word "counterparts".
     Section 9(e)(ii) of the Agreement is modified by adding "(which counterparts may be in telecopy form)" after the word "counterparts" in the first sentence.

                                    PART 5

                               OTHER PROVISIONS

(1) Upon request of Party B, Party A agrees to furnish to Party B a copy of any financial or other information that is made available to any of the Lenders party to the Loan Agreement pursuant to Section 7.13 thereof a copy of which section is attached hereto as Annex B. Upon the request of Party A and within a reasonable time after public availability, Party B agrees to furnish to Party A a copy of Party B's Form 10-K as filed with the Securities and Exchange Commission for the last fiscal year and a copy of Party B's Form 10-Q as filed with the Securities and Exchange Commission with respect to the first three quarters of Party B's fiscal year.

(2) The parties agree that, at or promptly following the execution and delivery of this Agreement, and, if a Confirmation so requires on or before the date set forth therein, each party shall deliver to the other evidence, reasonably satisfactory in form and substance to the receiving party, concerning the due execution and delivery of this Agreement or such Confirmation.

(3)  Transfer. Section 7 is modified to read in its entirety as follows:

     Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by either party without the prior written consent of the other party (which shall not be unreasonably withheld) (other than pursuant to a consolidation or amalgamation with, or merger into, or transfer of all or substantially all its assets to another entity) and any purported transfer without such consent win be void, except that Party A may assign its rights hereunder to General Electric Capital Corporation, as Agent, pursuant to the Security Agreement listed as Item
     (ii) on Annex A hereto.

(4)  CONFIRMATIONS. Notwithstanding anything to the contrary in the Agreement:

          (a) The parties hereto agree that with respect to each Swap Transaction hereunder, a legally binding agreement shall exist from the moment that the parties hereto agree on the essential terms of such Swap Transaction, which the parties anticipate will occur by telephone.

          (b) For each Swap Transaction Party A and Party B agree to enter into hereunder, Party B shall promptly send to Party A a telex or facsimile transmission (a "Preliminary Confirmation") setting forth the essential terms of such Swap Transaction. Party A shall respond to such terms by confirming them or by requesting correction of any error via telex or facsimile transmission.

          (c) As soon as possible after agreement regarding a Swap Transaction as set forth above, Party A shall complete a Confirmation in substantially the form of Annex C hereto setting forth the terms agreed by the parties and shall execute and send two copies of Such Final Confirmation to Party
     B. Upon execution and return of one copy of the Final Confirmation by Party B, the terms set forth in the Final Confirmation shall supersede and replace the telephone agreement and/or the Preliminary Confirmation, and such telephone agreement or Preliminary Confirmation shall thereafter cease to be of any legal force or effect. Failure of Party B to sign and return a Final Confirmation shall not affect the validity or enforceability of the relevant Swap Transaction.

          (d) A Preliminary Confirmation or a Final Confirmation shall constitute a Confirmation for purposes of this Agreement.

(5) CURRENCY EXCHANGE DEFINITIONS. Reference is hereby made to the 1991 Interest Rate and Currency Exchange Definitions (the "Currency Exchange Definitions") published by the International Swap Dealers Association, Inc. (without regard to any amendments thereto subsequent to the date hereof), which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the Currency Exchange Definitions shall have the meaning set forth therein.

(6)  CALCULATION AGENT. The Calculation Agent shall be Party B.

(7) INCONSISTENCY. In the event of any inconsistency between the provisions of this Schedule, the printed form of Agreement of which it is a part or the Currency Exchange Definitions, the provisions set forth in this Schedule will prevail, and in the event of any inconsistency between the provisions of a Confirmation and this Schedule, the printed form of Agreement or the Currency Exchange Definitions, the provisions set forth in the Confirmation will prevail.

(8) LIMITATION OF LIABILITY. Party B agrees that the liability of Party A under this Agreement shall be limited to the Collateral (as defined in the Loan Agreement) and the rights and remedies of Party B against the Collateral pursuant to the Collateral Security Documents, and in no event shall Party A or any officer, director, partner or Affiliate (as defined in the Loan Agreement) thereof be personally liable or obligated for any such obligations. Nothing herein shall limit the full recourse of Party B to the Collateral pursuant to the Collateral Security Documents or be deemed to constitute a waiver of liability, if any, of any Person for damages for fraud or for any knowing misrepresentation made by such Person herein or in any other Basic Document (as defined in the Loan Agreement) or in any certificate or other document delivered pursuant hereto or thereto.

(9) ACKNOWLEDGMENT OF SWAP AGREEMENT. The parties hereby agree that this Agreement constitutes the "Interest Rate Hedging Agreement" under and as defined in the Loan Agreement.

(10) UNDERTAKING OF CALCULATION AGENT. Promptly after making each calculation hereunder, the Calculation Agent shall deliver to Party A shall certificate setting forth such calculation which shall be conclusive and binding on Party A in the absence of manifest error.

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

                         CAMDEN COGEN L.P.

                         By: Cogen Technologies Camden G.P. Limited Partnership,
                               as its sole general partner

                         By: Cogen Technologies Camden, Inc., as its sole
                               general partner

                               By__________________________________
                               Title:


                         GENERAL ELECTRIC CAPITAL
                           CORPORATION


                         By ________________________________
                            Title: Vice President and Treasurer

                                                                    ANNEX A TO
                                                                   ISDA SCHEDULE
                                                                   -------------

                           CREDIT SUPPORT DOCUMENTS
                           ------------------------

     The Collateral Security Documents as defined in the Loan Agreement (as defined in the ISDA Schedule), namely, (i) the Mortgage, (ii) the Security Agreement, (iii) the Security Deposit Agreement, (iv) the Assignments, (v) the Consents to Assignment, (vi) the Cogen Pledge Agreement and (vii) any other agreement or instrument specifically identified in writing by the Borrower and an Agent to be a Collateral Security Document.

                                                                      ANNEX B TO
                                                                   ISDA SCHEDULE
                                                                   -------------

          7.13 Financial Statements./1/ The Borrower shall furnish or cause to be furnished to the Agent and each Lender:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of each Reporting Participant, a copy of the balance sheet of such Reporting Participant as of the end of such fiscal year and the related statements of income, partners' capital and statements of changes in partners' capital and cash flow of such Reporting Participant for such fiscal year, setting forth, after fiscal year 1991, in each case in comparative form the figures for the previous fiscal year, certified without qualification or exception as to the scope of its audit by independent public accountants of national standing reasonably acceptable to the Agent; and

          (b) as soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year of each Reporting Participant (other than the last quarterly period of each such fiscal year), the unaudited balance sheet of such Reporting Participant as of the end of such quarterly period and the related unaudited statements of income and partners' capital and statements of changes in partners' capital and cash flow of such Reporting Participant for such quarterly period and for the portion of the fiscal year then ended, setting forth, after fiscal year 1991, in each case in comparative form the figures for the previous period, certified by the chief executive officer or chief financial officer of such Reporting Participant (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein).






--------------------
/1/ Capitalized terms used in this Annex B Without definition shall have the meanings assigned to such terms in the Loan Agreement.

                               CAMDEN COGEN LP.
                            c/o Camden Technologies
                               1600 Smith Street
                            Suite 5000, 50th Floor
                             Houston, Texas 77002



                                                                  April 21, 1993

                               Swap Transaction


General Electric Capital Corporation
260 Longridge Road
Stamford, Connecticut 06927

Attn: Vice President and Treasurer

Ladies and Gentlemen:

          The purpose of this communication is to set forth the terms and conditions of the Swap Transaction entered into between Camden Cogen L.P., (being referred to herein as "Party A") and General Electric Capital Corporation ("Party B") on the Trade Date specified below (the "Swap Transaction"). This communication will constitute a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below.

          The definitions and provisions contained in the 1991 Interest Rate and Currency Exchange Definitions, (as published by the International Swap Dealers Association, Inc. ("ISDA")) (the "Definitions") are incorporated by reference into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

          1. This Confirmation supplements, forms part of and is subject to the Interest Rate and Currency Exchange Agreement dated as of April 1, 1993 (as amended and supplemented from time to time, the "Swap Agreement") between you and us. All provisions contained in the Swap Agreement will govern this Confirmation except as expressly modified below.

          2. Tie terms of the particular Swap Transaction to which this confirmation relates are as follows:

Notional Amount:   As set forth on Schedule I hereto

Trade Date:        April 21, 1993

Effective Date:    April 23, 1993

Termination Date:  May 1, 2007, subject to adjustment in accordance with the Modified Following Business Day
                   Convention

Fixed Amounts:

     Fixed Rate Payer:     Party A

     Fixed Rate Payer
      Payment Dates:       February 1, May 1, August 1 and November 1 of each
                           year to and including May 1, 2007, subject to adjustment in accordance with the Modified Following
                           Business Day Convention

     Fixed Rate:           5.945%

     Fixed Rate Day Count
      Fraction:            Actual/360

Floating Amounts:

     Floating Rate Payer:  Party B

     Floating Rate Payer
      Payment Dates:       February 1, May 1, August 1 and November 1 of each
                           year to and including May 1, 2007, subject to adjustment in accordance with the Modified Following
                           Business Day Convention

     Floating Rate Option: USD-LIBOR BBA Telerate Page 3750

     Designated Maturity:  Three months

     Floating Rate Day
      Count Fraction:      Actual/360

     Compounding:          Inapplicable

Business Days:             New York

Calculation Agent:         Party B

     3. Account Details

     Payments to Party A.


     Midlantic National Bank, as Security Agent (the "Security Agent") under that certain Amended and Restated Security Deposit Agreement, dated as of April 1, 1993, among Party A, General Electric Capital Corporation and the other parties named therein, 499 Thornall Street, Edison, New Jersey 08837, Attention:
Corporate Trust Department

     For Deposit in the "Camden Cogen L.P. Debt Service Account"
     Account Number:           1101-5206
     ABA No:                   021-200-012
     Attention:                M. Davoran
     Telephone:                (908) 321-8182

     Payments to Party B:

     Bankers Trust Company
     New York, N.Y.
     ABA # 0210-0103-3
     GECC/T&I Depository Account
     Account No. 50-205-776

     4. Offices

     a. The Office of Party A for the Swap Transaction is 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas 77002.

     b. The Office of Party B for the Swap Transaction is 260 Longridge Road, Stamford, CT 06927.

     5. Prepayments of Loans

     If for any reason Party A prepays any of the Tranche A Term Loans pursuant to Section 4.2 of the Loan Agreement (i) the Notional Amount set forth on
Schedule I shall be adjusted to conform to the revised amortization schedule established under the Loan Agreement after giving effect to such prepayment and
(ii) in the sole discretion of Party B such prepayment shall be treated as an Event of Default by Party A under this Swap Transaction to the extent of such change in the Notional Amount hereunder.

     Please promptly confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this confirmation enclosed for that purpose and returning it to us.

                                  Yours sincerely,

                                  CAMDEN COGEN L.P.

                                  By: Cogen Technologies Camden G.P.,
                                        Limited Partnership,
                                        as its sole general partner

                                        By: Cogen Technologies Camden
                                              Inc., as its sole general
                                              partner

                                              By: /s/ R.A. Lydecker
                                                  ------------------------
                                                  Name:  Richard A. Lydecker
                                                  Title: Vice President and
                                                         Chief Financial Officer

                                  Confirmed as of the date first written:

                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION



                                  By: /s/ Jeffrey S. Werner
                                      ----------------------------------
                                      Name:  Jeffrey S. Werner
                                      Title: Senior Vice President

                                                                SCHEDULE I

                     SCHEDULE I TO ISDA SWAP CONFIRMATION
                     ------------------------------------
                                            NATIONAL
                  DATE                       AMOUNT
                  ----                       ------

               01 -Aug-93                  81,600,000
               01 -Nov-93                  81,600,000
               01 -Feb-94                  80,826,763
               01 -May-94                  80,041,226
               01 -Aug-94                  79,243,194
               01 -Nov-94                  78,432,466
               01 -Feb-95                  77,608,842
               01 -May-95                  76,772 113
               01 -Aug-95                  75,922,O73
               01 -Nov-95                  75,043,753
               01 -Feb-96                  74,151,458
               01 -May-96                  73,244,964
               01 -Aug-96                  72,324,045
               01 -Nov-96                  71,349,126
               01 -Feb-97                  70,358,691
               01 -May-97                  69,352,492
               01 -Aug-97                  68,330,277
               01 -Nov-97                  67,252,446
               01 -Feb-98                  66,157,457
               01 -May-98                  65,045,036
               01 -Aug-98                  63,914,904
               01 -Nov-98                  62,727,434
               01 -Feb-99                  61,521,057
               01 -May-99                  60,295,469
               01 -Aug-99                  59,050,364
               01 -Nov-99                  57,746,087
             01 -Feb-2000                  56,421,036
             01 -May-2000                  55,074,881
             01 -Aug-2000                  53,707,284
             01 -Nov-2000                  52,278,559
             01 -Feb-2001                  50,827,073
             01 -May-2001                  49,352,464
             01 -Aug-2001                  47,854,361
             01 -Nov-2001                  46,293,044
             01 -Feb-2002                  44,706,850
             01 -May-2002                  43,095,381
             01 -Aug-2002                  41,458,232
             01 -Nov-2002                  39,755,647
             01 -Feb-2003                  38,025,928
             01 -May-2003                  36,268,641
             01 -Aug-2003                  34,483,343
             01 -Nov-2003                  32,630,243
             01 -Feb-2004                  30,747,641
             01 -May-2004                  28,834,950
             01 -Aug-2004                  26,891,803
             01 -Nov-2004                  24,878.332
             01 -Feb-2005                  22,832,756
             01 -May-2005                  20,754,563
             01 -Aug-2005                  18,643,230
             01 -Nov-2005                  16,458,882
             01 -Feb-2006                  14,239,699
             01 -May-2006                  11,985,122
             01 -Aug-2006                   9,694,585
             01 -Nov-2006                   7,328,167
             01 -Feb-2007                   4,924,002
             01 -May-2007                   2,481,484

                                AMENDMENT NO. 1

          AMENDMENT NO. 1, dated as of December 22, 1993 (the "Amendment"), to Schedule to the Interest Rate and Currency Exchange Agreement dated as of April 1, 1993 (as amended, modified or otherwise supplemented and in effect on the date hereof, the "Swap Agreement"), between Camden Cogen L.P., a Delaware limited partnership ("Party All") and General Electric Capital Corporation ("Party B").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the parties hereto wish to amend the make the amendments set forth below:

          NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Swap Agreement are used herein as so defined.

          SECTION 2. Amendment of Part 4. Clause (5) of Part 4 of the Schedule is hereby amended by deleting the phrase "Lawrence D. Thomas" therefrom and substituting in lieu thereof "Richard A. Lydecker."

          SECTION 3. Amendment of Part 5. Clause (3) of Part 5 of the Schedule is hereby amended by deleting the phrase "(which shall not be unreasonably withheld)" therefrom and substituting in lieu thereof the phrase "((i) which consent from Party B shall not be unreasonably withheld, and (ii) which consent from Party A shall be made in its sole discretion, provided that in the event, and solely in the event, that compliance by Party B with effective and in force regulatory requirements that are directly applicable to Party B and to the swap obligations of Party B which are of the nature and type provided for in this Confirmation, and which regulatory requirements, when applied to Party B and such swap obligations, would have a material adverse effect on the economic benefit of this transaction to Party B, then in such event, Party A will not unreasonably withhold its consent to an assignment by Party B to any of its rights and liabilities hereunder to an assignee, which assignee shall have a credit standing equal to the higher of (i) that of Party B at the time of such assignment and (ii) a Standard & Poor's credit rating of at least "A")".

          SECTION 4. Continuing Effect; Amendment Limited. Except as expressly amended hereby, the Swap Agreement and Schedule shall continue to be and shall remain in full force and effect in accordance with its terms.

          SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one agreement.

          IN WITNESS WHEREOF, each party has caused this Amendment to be executed and delivered by its respective duly authorized officer as of the day and year first above written.

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION

                                    By: /s/ [Signature Appears Here]
                                        ----------------------------------------
                                        Title: Senior Vice President of Treasury
                                                and Global Funding Operation

                                    CAMDEN COGEN L.P.
                                      By: Cogen Technologies Camden
                                    G.P. Limited Partnership, as its
                                    sole general partner

                                        By: Cogen Technologies Camden,
                                            Inc., as its sole general
                                            partner

                                            By: /s/ [Signature Appears Here]
                                               -------------------------------
                                            Title: